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                                                                   EXHIBIT 10.27

[NETSCAPE LOGO]

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by [****], have been separately filed with the Commission.

                       NETSCAPE COMMUNICATIONS CORPORATION

                           WEB SITE SERVICES AGREEMENT

            This Services Agreement ("AGREEMENT"), entered into by and between Netscape Communications Corporation ("NETSCAPE"), a Delaware corporation located at 501 East Middlefield Road, Mountain View, California 94043, and N2K Inc. ("N2K"), a Pennsylvania corporation with its principal place of business at 55 Broad Street, New York, New York 10004 is effective as of the date of execution by Netscape ("EFFECTIVE DATE").



                                    RECITALS

A. Netscape is in the business of developing, manufacturing, marketing and distributing Internet-related products and technology, provides related services, and in connection with its marketing efforts, maintains World Wide Web sites;

B. N2K is in the business of providing Internet-based retail opportunities for end users to purchase pre-recorded music and related products and services; and

C. The parties wish to perform certain activities, and therefore wish to enter into this Agreement to provide certain services in connection with the performance of such activities.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.    DEFINITIONS.

            For purposes of this Agreement, in addition to the capitalized terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

            "COMMERCE FRONT PAGE" means the HTML page first served to end users accessing the commerce area of NetCenter, as described in Section 2.2.
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            "CONTENT PROVIDER" means an entity which is (i) participating in the
Service by providing content, and (ii) linked to the Service. Entities providing unbranded content to the Service and entities providing content to the Service but which are not linked to the Service shall not be deemed Content Providers for purposes of this Agreement.

            [****]

            "IMPRESSION" means the serving up to an end user of N2K Promotional Content as part of an HTML page or layer.

            "LAUNCH DATE" means the date on which the Service is fully functional and accessible to end users, as described in this Agreement.

            "LOCAL LANGUAGE" means the language for the Territory as such Local Language is set forth in Exhibit A.

            "MARKETPLACE" means that area within NetCenter which is primarily designed around offering online shopping opportunities to end users.

            "MARKETPLACE FRONT PAGE" means the HTML page first served to end users accessing the Marketplace area of NetCenter, as described in Section 2.2.

            "N2K BRAND SERVICE" means the Internet-related content service specified as "N2K Brand Service" in Exhibit A.

            "N2K PROMOTIONAL CONTENT" means the content supplied by N2K for use in promotional activities on Netscape's Web Site as such activities are described in Section 6.

            "N2K'S CONTENT" means Content Provider listings and other materials in the Service, the elements of the Service Front Page supplied and/or managed by N2K, and the N2K Promotional Content.

            "N2K'S WEB SITE" means the primary Local Language Web site which N2K maintains and which is currently accessible by the public via the Internet at the URL http://www.musicblvd.com.

            "NET SEARCH PAGE" means the HTML page currently located at on Netscape's Web Site at http://home.netscape.com/escapes/search/ntsrchrnd-1.html, which page is the point of access for the Net Search Program.

            "NET SEARCH PROGRAM" means the program on Netscape's Web Site for providing end users with access to search and directory services.


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            "NETCENTER FRONT PAGE" means the HTML page first served to end users accessing NetCenter, as described in Section 2.2.

            "NETCENTER" means that area of Netscape's Web Site which offers online business services and shopping opportunities to end users.

            "NETSCAPE'S WEB SITE" means the collection of Local Language HTML documents targeted at end users in the Territory and accessible by the public via the Internet at the URL http://home.netscape.com and/or at such other URL or URLs as Netscape may designate.

            "OTHER MARKETPLACE SERVICE FRONT PAGE" means the HTML page first served to end users accessing a service within the Marketplace which is included and featured in the Marketplace at the same hierarchical level as the Service.

            "PAYMENT" means the amount specified as "Payment" in Exhibit B.

            "SELECTOR LAYER" means the menu style layered interface that Netscape currently presents to end users who access the home page of Netscape's Web Site with Netscape Communicator client software, which interface presents a menu of services and/or sites, as more fully described in Section 2.3.

            "SERVICE AD INVENTORY" means the electronic advertising inventory within the Service. The Service Ad Inventory shall not include any advertising on the Service Front Page.

            "SERVICE FRONT PAGE" means the page on the Internet which is the initial point of entry for an end user accessing the Service.

            "SERVICE NAME" means the name of the Service, if any, and as such name shall be decided upon the mutual agreement of the parties.

            "SERVICE" means the service described in Exhibit C, the operation of which is further described this Agreement. For purposes of this Agreement, the Service Front Page shall not be deemed a part of the Service.

            "SUBSCRIBER" means an individual, sole proprietorship, partnership, corporation, or other legal entity that registers for the Service in accordance with the terms and conditions of this Agreement.

            "TERM" means the period specified as "Term" in Exhibit A.

            "TERRITORY" means the target geographic area listed in Exhibit A.


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2.    SERVICE FEATURES.  In addition to the features of the Service as described in Exhibit C, the Service shall also conform with the following requirements:

      2.1. Location of Service. The Service will reside solely on N2K's servers but will have a "Netscape.com" domain name and will be directly linked, within one click away, to Netscape's Web Site. The parties acknowledge and agree that all access to the Service shall be deemed to be via Netscape's Web Site, and therefore shall be Netscape traffic. N2K shall not promote the Service from another Web site without Netscape's prior written consent.

      2.2.  NetCenter Front Page and Marketplace.

      (a) Netscape shall maintain, as part of Netscape's Web Site, the NetCenter, a virtual online business-oriented service and shopping area. Marketplace will be included within NetCenter, and the NetCenter Front Page shall contain a hyperlink to the Commerce Front Page which will, in turn, be linked to the Marketplace Front Page. The category of [****] shall be included in the Marketplace, and the Service Front Page will be directly linked (within one click away) to the [****] subheading within the Marketplace section. The NetCenter Front Page, the Commerce Front Page and the Marketplace Front Page will: (i) be designed, developed, produced and managed by Netscape, including but not limited to hiring and managing creative and technical staff as needed to do so; (ii) hosted and maintained solely on Netscape's servers; and (iii) have a "Netscape.com" domain name (or such other domain name as Netscape may determine).

      (b) Within the Marketplace Front Page, the Service Front Page, any Other Marketplace Service Front Page, the Service [****]; provided, however, that nothing contained herein shall preclude other content providers or services from participating in the Marketplace if they offer [****]. After the Launch Date, Netscape shall not include any advertisement for the sale of pre-recorded music delivered on hard goods or through digital distribution on any page on Netscape's Web Site on which N2K Promotional Content appears; provided, however, [****] to the time during which N2K Promotional Content is actually being published on such location on Netscape's Web Site.

      (c) If Netscape creates a [****] topic as a top-level category within an online service Netscape offers on Netscape's Web Site, [****]


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            [****]; provided, however, that nothing contained herein shall preclude other content providers or services from appearing [****] within such service as N2K if such third party offers [****].

      2.3. Selector Layer. During the Term, Netscape will produce Netscape's Web Site so that when an end user using the appropriate client software first accesses the home page of Netscape's Web Site, the end user is presented with the Selector Layer. The Selector Layer shall include hyperlinks to various sites and/or services (both within and outside the Netcenter) which will link to the Service, as described herein, and may in Netscape's discretion include other features including user configuration and navigation options. Notwithstanding the foregoing, Netscape reserves the right, in its sole discretion, to (a) alter the means whereby end users may access services, sites and functionality (including the right to eliminate the Selector Layer in favor of an alternate method) or (b) offer additional and/or different means of access to the Service, services, sites and functionality; provided, however, that N2K's relative prominence and accessibility after any such revision or reconfiguration shall not be adversely affected.

      2.4. Service Pages. The Service will: (i) be produced and managed by N2K, including but not limited to hiring and managing creative, technical, customer support, and general staff as needed to do so; (ii) hosted and maintained solely on N2K's servers; and (iii) have a "Netscape.com" domain name (or such other domain name as Netscape may determine). N2K and Netscape will mutually agree to the initial design and look and feel of the Service and its Web pages. Netscape will be responsible for assisting N2K with the navigational and architectural structure for displaying the contents of the Service's Web pages (i.e., text and graphical elements). [****].

      2.5. Target Market. The Service's primary target market is as specified as "Target Market" in Exhibit A. The Service will be provided by N2K only in the Local Language and focused on the Territory, as described in Exhibit A.

      2.6. Name of the Service. The Service Name will be mutually agreed upon by Netscape and N2K. N2K shall not independently use the Service Name without Netscape's prior written consent unless such use occurs in connection with N2K's advertising sales and promotional efforts on behalf of the Service. The Service Name shall be displayed on every page of the Service and no other locations without Netscape's prior written consent except in connection with such advertising sales and promotional efforts on behalf of the Service. If the Service Name includes a co-branding component, N2K may not use the corresponding Service Name with Netscape's name expunged. N2K may not use the Service Name independent of the Service except as provided for above in this Section 2.6.


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      2.7. Design of Service. Every service within NetCenter shall include a navigational toolbar [****]. Within the Service, such navigational toolbar shall be co-branded equally by Netscape and N2K. The overall look and feel of the co-branded toolbar shall be consistent with the look and feel of the other navigational toolbars within NetCenter. N2K shall be responsible for creating the graphic user interface including navigation, architecture, look and feel as well as the tone of the Service, taking into consideration the cultural, economic and linguistic qualities of the Service's Territory; provided, however, that Netscape and N2K shall mutually agree to the initial design of the Service and a phased implementation of features and functionalities to be included in the Service.

      2.8. Design of Service Front Page. The design of the Service Front Page shall be as set forth in Exhibit C. Notwithstanding anything in this Agreement to the contrary, Netscape reserves the right to revise the design of and manner in which an end user accesses the NetCenter Front Page, the Commerce Front Page, the Marketplace Front Page, the Service Front Page, and pages within the Service; provided, however, that after any such redesign or reconfiguration, N2K's relative position within the NetCenter shall not be materially diminished either in accessibility or prominence.

      2.9. Subscriber Registration. If an end user must register with the Service for any reason, such registration process will comply with the terms and conditions set forth in Exhibit F. [****] will be subject to the terms and conditions of Exhibit F.

      2.10. Billing.   N2K will be responsible for billing for the
Subscribers' use of the Service.

      2.11. Customer Support. N2K shall undertake to provide the following customer support features in the Service: (i) a thirty (30) day money back guarantee on purchases; (ii) seventy-two (72) hour response to customer inquiries, on a best commercial efforts basis; (iii) twenty-four (24) hour notification of order confirmation and estimated delivery time; (iv) a secure transaction environment (supporting at least SSL 3.0, or the then current industry standard); (v) programs including [****] and other programs and features as the parties shall mutually agree.

3.    TECHNICAL SUPPORT.  During the Term:

      3.1. Support Services. N2K shall provide technical support services for the Service to Netscape on a timely basis, appoint a technical contact to whom Netscape may address all technical questions relating to the Service, and use its best efforts to promptly remedy any material misplacement or malfunctioning of the Service.

      3.2. Subscriber Support. N2K shall be responsible for each Subscriber's maintenance and support requirements in connection with the Service. In N2K's


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performance of such obligations, the Subscribers shall not be disadvantaged or suffer from inferior performance relative to the customers of the N2K Brand Service.

      3.3. Content Provider Support. If N2K receives any questions from a prospective or existing Content Provider relating to specific development or technical support about Netscape technology, N2K will refer the prospective or existing Content Provider to the Netscape Developer Program as described on Netscape's Web Site.

      3.4. Responsibility. N2K expressly agrees that N2K shall be solely responsible for the purchase, implementation, maintenance and support of all software and hardware required to fulfill its obligations under this Agreement.

4.    REPORTS.

      4.1. Weekly Log Reports. [****] The information contained in the report shall be Netscape's and N2K's Confidential Information, provided, however that Netscape shall have the right to use the information contained in such reports in Netscape's private and public reporting of the number of users accessing the Service and Netscape's Web Site.

      4.2.  Search Field.

      (a) A field providing search functionality will be included on pages within the Service as the parties shall mutually determine. The search executed from the search field will initially only cover content within the Service itself. If an end user is given the option of expanding the scope of the search to encompass the World Wide Web, the search engines driving such query shall be one or more of Netscape's Local Language Net Search Program search engines, as Netscape shall determine. Netscape reserves the right to review the financial effect of the search field in the Service as such search functionality may impact Netscape's own Net Search Program and require that the Internet-wide search functionality in the Service be minimized or deleted.

      (b) From time to time, N2K shall provide Netscape with a list [****]. Within fifteen (15) days of the end of each month during the Term, N2K shall provide Netscape with monthly reports detailing the following information for each day during the month covered in the report: (i) the number of times the Service's internal search field as well as each of Netscape's Local Language Search Program search engines (if included in the Service) [****]; and (ii) [****]. Netscape shall determine the format and the date of submission for this monthly report. The information contained in each


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            report shall be Netscape's and N2K's Confidential Information;
            however, Netscape reserves the right to provide the information contained in a report pertaining to World Wide Web searches, if such functionality is implemented in the Service, to the Net Search Program companies.

5.    CONTENT PROVIDER PARTICIPATION IN THE SERVICE.

      5.1. Application Process. Netscape and N2K shall determine the criteria by which Content Providers may participate in the Service. N2K will be responsible for administering the Content Provider application process and serve as the primary point of contact for companies interested in becoming Content Providers. Netscape reserves the right to direct N2K not to include any particular Content Provider that does not meet with the criteria.

      5.2. Integrated Community. Netscape and N2K acknowledge that the intent of the Service is to provide an "integrated community" experience for Netscape users. Promotion of N2K's Web Site, the N2K Brand Service and Internet-related services will be minimized to prevent diversion of user traffic from the Service. Promotion of N2K within the Service will be subject to Netscape's reasonable approval.

6.     PROMOTION OF THE SERVICE IN NETSCAPE'S PRODUCTS.

      6.1. Netscape's Promotion of the Service. Netscape shall include a button for the Service in the Net Search Program on Netscape's Web Site, as such button is described in Exhibit D. Netscape may also generate Impressions of N2K Promotional Content through other promotional means including those described in Exhibit D and which Impressions shall be included in the [****]. The parties may mutually agree to change the number and/or composition of the [****] and/or revise Exhibit D from time to time. Unless the parties mutually agree otherwise, the serving up of a page which includes N2K Promotional Content shall give rise to only [****].

      6.2.  Guaranteed Impressions.

      (a) During each year beginning on the Launch Date, Netscape shall provide N2K with One Billion Eight Hundred Million (1,800,000,000) Guaranteed Impressions featuring N2K Promotional Content (including promotional elements described in Exhibit D) on Netscape's Web Site; provided, however, that the number of Guaranteed Impressions shall be prorated if the Launch Date of the Service is delayed beyond sixty (60) days after the Effective Date.

      (b) Every six (6) months after the Launch Date, the parties will compare the actual [****] delivered by Netscape during the previous six-month period with [****] impressions, the prorated [****] for such six month period. If Netscape has not



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            [****] then N2K's Payment otherwise due (as set forth in Exhibit B)
            at the end of such six-month period [****] provided, however, that if in the first six-month period in any year Netscape has [****] for the first six-month period, such overage shall be carried forward to the second six-month period and added to the [****] delivered during such second six-month period.

      (c) If, on the first anniversary of the Launch Date, Netscape has not delivered [****] N2K may terminate this Agreement. Provided that N2K has complied with its obligations hereunder, Netscape will continue to place the N2K Promotional Content on Netscape's Web Site [****] the Term until such time as [****] have been delivered.

      (d) The parties may agree from time to time on other promotions which shall feature N2K content and which may offer N2K [****]. If the parties mutually agree, such [****] shall count towards [****] at a mutually agreed upon rate, and the [****] Netscape is obligated to deliver shall be [****].

7.    N2K'S OBLIGATIONS.

      7.1.  Production, Technology and Content Programming.

      (a) N2K shall be responsible for all production and content programming of the Service. The Service shall use substantially the same technology and advantages as N2K uses in N2K Brand Service unless otherwise agreed to by the parties. The Service shall not be disadvantaged or suffer from inferior production, programming or performance relative to N2K Brand Service, or any similar service which N2K might make available to, or operate on behalf of, third parties. The Service shall perform substantially up to the same performance standards as N2K Brand Service, including, but not limited to, load time, timeliness of content, and quality of programming. N2K shall perform its duties described herein with substantially the same diligence and vigor as it employs with respect to its own services and Web sites and the services and Web sites N2K may operate for third parties, and N2K shall not favor its own Web sites, or those of any third party, over any Service.

      (b)   N2K shall use [****] provided that such use of


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            [****] does not unduly burden the performance or production of the
            Service, or impose on N2K unreasonable technical, operational or financial undertakings.

      (c) N2K's obligation to produce the Service, including production services, technology and content programming which meet or exceed standards established by N2K on its own Web site or services (or the Web site or services N2K manages for any third party) and general industry standards, is a material obligation of N2K under this Agreement.

      7.2. Advertising. N2K shall be responsible for all production and programming of advertisements on the Service Ad Inventory, subject to Netscape's guidelines for advertising. Commencing on the Effective Date, N2K will manage and sell all advertising and sponsorships within the Service Ad Inventory, and N2K will manage the advertising product and services with the same degree of professionalism N2K exercises with respect to N2K's own Web sites or Web sites N2K might manage on behalf of any third party. Services which N2K shall provide include site auditing, traffic analysis, functionality and other advertising services. N2K may require all advertisers on the Service to execute N2K's then current form of insertion order. Advertising on the Service Front Page shall be sold and managed by Netscape, but the revenues generated from such banner advertising sales shall be included in the calculation of Gross Revenues, as described in Exhibit B.

      7.3. Equivalent Effort. In selling advertising inventory and providing advertising services hereunder, N2K will carry out such services with substantially the same diligence and vigor as it employs when selling, managing or maintaining similar advertising on its own services and Web sites. Without limiting the foregoing, in the event N2K approaches a prospective advertiser with spots for one or more of its own services and Web sites as well as for the Service Ad Inventory, N2K shall not unreasonably favor its own Web site, or the Web site or services of any third party, over the Service. [****]

      7.4. N2K's Content. N2K is solely responsible for any legal liability arising out of or relating to (i) N2K's Content and/or (ii) [****]. N2K represents and warrants that it holds the necessary rights to permit the use of N2K's Content by Netscape for the purpose of this Agreement; and that N2K's Content and any material [****] will not violate any criminal laws, rights of any third parties, or any applicable local, state, national or international laws. If Netscape reasonably determines that N2K's Content or N2K's Web Site contains any material that Netscape deems likely to cause Netscape material harm [****] Netscape will inform N2K and direct N2K to remove, or remove the link to, such material within one (1) business day after receipt of written notice from Netscape. Netscape reserves the right not to include in the Service any N2K's Content that does not completely conform to the specifications set forth herein. If Netscape determines that the Service contains or presents any material that could reasonably


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constitute an infringement of a third party's rights, [****].

      7.5.  Netscape Now Program Compliance on N2K's Web Site and the Service.

      (a) N2K shall display the "Netscape Now" button [****] on [****] on the Service [****] on all pages on [****] to the Service if N2K decides to publish the button in such locations [****] to the Service and use best efforts to include the following statement (or a statement designated by Netscape and generally used by Netscape as a successor to the following statement or in connection with any successor program to Netscape's Netscape Now program) next to the Netscape Now button: "This site is best viewed with Netscape Communicator. Download Netscape Now! N2K will produce the page such that when an end user presses or clicks on the Netscape Now button (or such other button used in connection with any successor program to the Netscape Now program), the end user's Internet client software will access the applicable HTML page located at a URL supplied by Netscape.

      (b) On any page on which the Netscape Now button, or a successor button, is displayed, N2K shall use [****] efforts to position the button so that Netscape Now button shall be upper-most, top-most and left-most, and at least equal in size and prominence to the virtual button or other text or graphic for any third party Internet client or server software, online service provider [****] software or services [****]. N2K shall use reasonable commercial efforts promptly to remedy any misplacement of the Netscape Now button or any malfunctioning of the button, provided Netscape will fully cooperate with N2K to remedy any such misplacement or malfunctioning, and provided further that N2K shall not incur liability for any failure to remedy such misplacement or malfunctioning if such remedy is not within the reasonable control of N2K. In the event that Netscape replaces the Netscape Now program with a successor program, Netscape shall advise N2K and N2K shall produce the page to conform to such successor program, provided N2K's obligations under such successor program shall not be materially increased.

      (c) Netscape hereby grants N2K a nonexclusive, nontransferable, nonassignable, nonsublicensable license to perform and display the Netscape Now button directly in connection with fulfilling the foregoing obligation. N2K's use of the Netscape Now button shall be in accordance with Netscape's policies regarding advertising and trademark usage as established from time to time by Netscape, including the guidelines of the Netscape Now Program published on Netscape's U.S. English-language Web Site at the URL


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            http://home.netscape.com/comprod/mirror/netscape_now_guidelines.
            html, or such other URL as Netscape may designate from time to time.

      7.6. Content Provider Compliance. N2K will comply with its obligations as set forth in Exhibit G, and as such criteria shall be mutually reviewed by Netscape and N2K. Upon the advice of Netscape, N2K shall notify Content Providers of their non-compliance. If a Content Provider fails to come into compliance after receipt of notification, Netscape shall direct N2K to reduce the listing status of a non-complying Content Provider or remove the Content Provider from some or all of the Service, as Netscape shall determine.

      7.7. Marketing Collateral. N2K will maintain on the Service marketing collateral for such Service. The collateral will be updated regularly and on an as-needed basis. The marketing collateral shall be located in an easily accessible location. Each party shall include a link to the Service's marketing collateral in an appropriate area of the party's primary web site.

      7.8. Service Enrollment Support. N2K shall provide information and sales support to Content Providers regarding participation in the Service.

8.    JOINT ACTIVITIES.

      8.1. Press Plans. N2K and Netscape agree to participate in a joint press announcement regarding the Service which will take place on a mutually agreed upon date. The parties shall agree to the form and content of the joint press release. Notwithstanding the foregoing, either party may issue its own press release, subject to the other party's prior approval of the content within the release. With respect to major advertising and marketing deal announcements regarding the Service, Netscape and N2K shall have forty-eight (48) hours to respond, in writing, to any proposed announcement. In any press announcement regarding any or all of the Service, both N2K and Netscape's name and logo shall be included in the press release, and the names and logos shall appear with equal prominence. Interviews with the press regarding announcement of the Service shall be coordinated between both Netscape and N2K.

      8.2. Research. If N2K conducts any research regarding the Service, such research results shall be shared with Netscape on a timely basis and subject to the obligations set forth in Exhibit F. If N2K or Netscape conducts a study on their respective Web sites, both companies shall include the Service in the study, as appropriate. N2K will use commercially reasonable efforts (taking into account budgetary and other factors) to conduct substantially the same level and as much research and data collection regarding the Service as N2K conducts with respect to N2K Brand Service.

      8.3. Quarterly Reviews of the Service. Netscape and N2K agree to establish quarterly reviews of the Service to evaluate the success of the Service and agree to modifications and improvements to the Service.


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      8.4. Design Reviews and Ownership. The initial design and user interface of the Service shall be jointly owned by the parties. Netscape and N2K shall mutually agree to all major design changes in the Service, including, but not limited to, significant new artwork or functional changes. As part of the approval process for significant changes to the Service, the parties shall determine the ownership rights with respect to newly added features or functionality. Notwithstanding the foregoing, if either party has contributed to the Service intellectual property rights owned by that party, the other party shall be granted a royalty-free, irrevocable, perpetual worldwide license, without payment or other charge therefor, to use, display, perform, reproduce and distribute such intellectual property in connection with the Service during the Term. Copyrighted elements contained in a Service shall be the property of the copyright owner. Nothing contained herein shall prevent Netscape from independently developing features or functionality which are similar to the features and functionality owned by N2K and implemented in the Service, provided that such independently developed features and functionality do not infringe any of N2K's intellectual property rights.

      8.5.  [****] for Netscape Technology.  [****]

      (a) N2K and Netscape shall mutually establish a timetable whereby, within a reasonable period of time, N2K shall implement within the Service a [****] interface including [****] or the then current client software technology (or subsequent features displayable by an end user's browser) within the beta testing period of the client software. Such features shall be [****] within the Service, and the optimized content shall be fully operational and publicly accessible at the time of the release of the new Netscape client products. Netscape shall give N2K advance notice of any new features and functionalities so that N2K has an opportunity to incorporate in the Service such features and functionalities as described herein;

      (b) N2K agrees to use [****] and, if requested, provide Netscape with evidence of such use. Such [****] shall be provided to N2K free of charge;

      (c) Within the Service, N2K shall use [****] (unless such use would impose unreasonable burdens on N2K as N2K shall notify to Netscape) and N2K shall promote [****]

            [****]. Netscape acknowledges that as of the Effective Date, [****] and

      (d) N2K's course of dealing with respect to other services it may operate shall be governed by the terms of Section 8.7, below.

      8.6. Other Activities. In addition to joint activities set forth in this Section 8, the parties shall participate in other activities related to the Service and this Agreement as agreed to by the parties from time to time.

      8.7. Course of Dealing. In consideration of (i) the use of the netscape.com domain name for the Service, and (ii) the treatment of the Service as a fundamental part of the NetCenter service, until such time as Microsoft fully publicly documents and makes available its operating systems' programming interfaces (where the term "programming interfaces" shall include, without limitation, all operating system hooks, calls, resources and other facilities that are used by Microsoft's applications, applets or user interfaces) sufficiently to enable Netscape to make use of all of the facilities and resources of those operating systems on a basis equal to that of Microsoft and to the same extent that Microsoft makes use of them, N2K shall not [****] (i) on all web pages that are located within the Service, (ii) on all web pages that are [****] to the Service (unless otherwise agreed to by Netscape), and (iii) in N2K's [****] materials and promotional activities. The foregoing shall not apply to marketing materials and promotional activities which N2K is [****] N2K will extend the requirement contained in this subsection to [****] unless its [****] to such requirement.

9.    PAYMENT.

      9.1. Payment Amounts. For the benefits and services provided by Netscape to N2K during the Term, N2K shall remit to Netscape the Payment set forth in Exhibit B.

      9.2. Timing of Payment. N2K shall pay Netscape the Payment in accordance with the terms set forth in Exhibit B.

      9.3. Payment of Revenue Splits. N2K shall pay to Netscape Netscape's portion of the shared revenues and Netscape shall account to N2K with respect to shared revenues from advertising undertaken by Netscape, as such revenue sharing is described in Section 10 and in Exhibit B, within thirty (30) days of the end of the six-month period in which the revenue is recognized by N2K.

      9.4. Currency, Interest and Taxes. All amounts payable hereunder are denominated in U.S. Dollars, and all amounts payable to Netscape hereunder shall be remitted in U.S. Dollars. Any portion of the Payment which has not been paid to Netscape within the applicable time set forth herein shall bear interest at the lesser of (i) the prime rate, or (ii) the maximum amount allowed by law. All payments due hereunder are exclusive of any applicable taxes. N2K shall be responsible for all applicable national, state and local taxes, value added or sales taxes, exchange, interest, banking, collection and other charges and levies and assessments pertaining to payments other than U.S. taxes based on Netscape's net income. If N2K is required by law to make any deduction or to withhold from any sum payable to Netscape by N2K hereunder, N2K shall effect such deduction or withholding, remit such amounts to the appropriate taxing authorities and promptly furnish Netscape with tax receipts evidencing the payments of such amounts.

10. REVENUE SHARING. For all pages in the Service (including banner advertising on the Service Front Page), the parties will share revenues derived from advertising, fees paid by Content Providers and other sources of revenue as set forth in Exhibit B.

11. NO DUPLICATION OF SERVICE. During the Term, and in order to encourage N2K to focus on developing and maintaining the Service, N2K will not enter into an agreement for the development and/or operation of any [****] and [****] and which is an [****] version of [****] or the [****] includes [****] opportunities for pre-recorded music and music-related products; is co-branded by N2K by licensing the [****]; and is [****] to the [****]. This section shall not apply to any OEM or co-branded version of N2K's services which meets all of the following criteria: (i) does not incorporate the general look and feel created for the Service, (ii) does not include any components for the Service that the parties agree to co-develop on an exclusive basis, and (iii) does not include more than [****] of the core features and functionalities that are actually implemented in the Service including, with limitation, [****] rooms, [****] events, [****] opportunities for [****] and related product, [****], special features about the music industry [****] and reviews.

12.   REPORTING AND AUDIT RIGHTS.

      12.1 Reporting. Within fifteen (15) days after the end of each month during the Term: (i) N2K shall provide Netscape with an access log report in common log format describing the total number of hits and page impressions for each of the pages in the Service, and such other tracking information as the parties shall mutually agree, and (ii) Netscape shall provide N2K with a report describing the number of redirects of traffic to the Service from Netscape's Web Site, the number of [****] and such other tracking information as the parties shall mutually agree.

      12.2. Audit Rights. Each party shall retain complete, clear and accurate records regarding its activities under this Agreement. Each June and December during the Term, the parties shall review the financial results for the Service and access logs. Each party shall have the right, upon no less than thirty (30) days prior written notice to the other party, to cause an independent Certified Public Accountant to inspect and audit, during the other party's normal business hours and in such a way as to not cause undue interruption to the other party's regular business operations, all relevant records of the other party upon which revenue reports are based and the access logs. The costs of such audit shall be paid by the auditing party provided, however, that if said inspection shall reveal an error in excess of ten percent (10%) in monies due to the other party or an error in excess of ten (10%) in traffic to the Service, the party being audited shall pay for the audit. The audit rights as described herein shall continue for two (2) months after the expiration or termination of this Agreement. Neither party shall not perform audits any more frequently than once per year; provided, however, that if any such audit reveals an error in excess of ten percent (10%) as described above, the auditing party may perform quarterly audits thereafter. Neither party may audit any one statement more than once.

13.   TERM AND TERMINATION.

      13.1. Term.  Unless earlier terminated pursuant to the provisions of
Section 6.2(c), Section 13.2, Section 16.3 or as described in Exhibit F, this Agreement shall remain in force for the Term.

      13.2. Termination for Cause. Either party shall have the right to terminate this Agreement upon a material default by the other party of any of its material obligations under this Agreement, unless within thirty (30) calendar days after written notice of such default the defaulting party remedies such default.

      13.3. Rights Upon Termination or Expiration. [****] Notwithstanding the foregoing, if, [****] Netscape has a [****] to take over a successor service to the Service, Netscape shall [****] of the [****] and N2K shall respond in writing to Netscape [****] whether or not N2K can at least match the third-party offer. If, at the end of such [****] period, [****] Netscape shall be under no further obligation to N2K with respect to a renewal of this Agreement. Netscape shall have the right, without any additional payment, charge or royalty to N2K, to produce versions of the Service which do not include N2K's proprietary technology, logo or name but which might employ a graphic user interface which is similar to the graphic user interfaces of the Service. In addition to the right to receive amounts payable at the time of the termination of expiration of this Agreement, Section 8.4 ("Design Reviews and Ownership"), Section 12.2 ("Audit Rights"), Section 13.3 ("Rights Upon Termination or Expiration"),
Section 14 ("Warranties"), Section 15 ("Indemnity") and Section 16 ("General"), and provisions in Exhibits attached hereto that provide for their survival, shall survive the termination or expiration of this Agreement for any reason. Provisions of other Sections which, by their nature, must remain in effect beyond the termination or expiration of this Agreement, shall also survive termination or expiration of this Agreement for any reason.

14.   WARRANTIES.

      14.1. Title. N2K warrants that (i) it has the right to perform the services set forth in this Agreement, (ii) such performance does not infringe on any third parties' proprietary or personal rights, (iii) it owns or licenses all rights, title and interest in and to the technology underlying the production of the Service, (iv) Netscape shall not be obligated to pay any fees or royalties for implementing the Service other than as specifically set forth in this Agreement, and (v) there are no pending or threatened lawsuits concerning any aspect of the technology underlying the Service.

      14.2. Performance. N2K warrants that the Service will function substantially in accordance with the specifications set forth in this Agreement and as the parties may determine from time to time. In any given twenty-four hour period during the Term, the Service shall have an uptime of at least [****] with industry standard downtime for maintenance, provided that such downtime not occur at peak traffic times. N2K shall repair any malfunctions of the Service within a reasonable period of time (not to exceed [****] days) after notice by any party of such condition.

      14.3. Disclaimer. THE WARRANTIES PROVIDED BY THE PARTIES HEREIN ARE THE ONLY WARRANTIES PROVIDED BY THE PARTIES WITH RESPECT TO THE SERVICE. SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES BY THE PARTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICE.

15.   INDEMNITY.

      15.1. N2K Indemnity. N2K shall indemnify, hold harmless and, at Netscape's request, defend Netscape from and against any and all claims, liabilities, losses, damages, expenses and costs (including attorneys' fees and costs) relating to N2K's management of the Service, N2K's Content and any material to which users [****] N2K's Content, or other information supplied by N2K, except to the extent that Netscape is responsible under Section 15.2. N2K will pay resulting costs, damages and legal fees finally awarded in such action in a court or in a settlement which are attributable to such claim provided that: (i) Netscape promptly notifies N2K in writing of any such claim; (ii) N2K has sole control of the defense and all related settlement negotiations, and (iii) Netscape cooperates with N2K, at N2K's expense, in defending or settling such claim.

      15.2. Netscape Indemnity. Netscape shall indemnify, hold harmless and, at N2K's request, defend N2K in any action brought against N2K to the extent it is based on a claim that the use by N2K of any content or materials licensed from or provided by Netscape for use on or included in the Service in accordance with this Agreement directly infringes any valid copyright or trade secret. Netscape will pay resulting costs, damages and legal fees finally awarded in such action in a court or in a settlement which are attributable to such claim provided that: (i) N2K promptly notifies Netscape in writing of any such claim; (ii) Netscape has sole control of the defense and all related settlement negotiations, and (iii) N2K cooperates with Netscape, at Netscape's expense, in defending or settling such claim.

      15.3. Limitation of Liability. IN NO EVENT WILL NETSCAPE BE LIABLE TO N2K FOR LOST PROFITS OR ANY FORM OF INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER FROM ANY CAUSES OF ACTION OF ANY KIND WITH RESPECT TO THIS AGREEMENT WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT NETSCAPE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NETSCAPE'S TOTAL LIABILITY TO N2K IN ANY WAY RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, AND REGARDLESS OF WHETHER THE CLAIM FOR SUCH DAMAGES IS BASED CONTRACT OR TORT OR ANY OTHER LEGAL THEORY, IS LIMITED TO AND SHALL NOT EXCEED [****].

16.   GENERAL.

      16.1. Governing Law. This Agreement shall be subject to and governed in all respects by the statutes and laws of the State of New York without regard to the conflicts of laws principles thereof. For any dispute brought by N2K that arises under or relates to this Agreement, the Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California shall have exclusive jurisdiction and venue over all controversies in connection herewith, and each party hereby consents to such exclusive and personal jurisdiction and venue. For any dispute brought by Netscape that arises under or relates to this Agreement, the Supreme Court of New York County and/or the United States District Court for the Southern District of New York shall have exclusive jurisdiction and venue over all controversies in connection herewith, and each party hereby consents to such exclusive and personal jurisdiction and venue.

      16.2. Entire Agreement. This Agreement, including the Exhibits and attachments referenced on the signature page hereto, constitutes the entire Agreement and understanding between the parties and integrates all prior discussions between them related to its subject matter. No modification of any of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each party.

      16.3. Assignment. Subject to the terms below, [****] in connection with any merger, consolidation, sale of all or substantially all of such party's assets or any other transaction in which [****] of such party's voting securities are transferred (such events being collectively referred to as a "Change in Control"), provided that: [****]

[****]. With respect to all Change in Control transactions, [****] and Netscape may object to such assignment pursuant to a Change in Control if (i) Netscape reasonably believes that the Change in Control will have a material adverse effect upon the Service, or (ii) as a result in the Change in Control, Microsoft has the ability to influence the election of a member of N2K's board of directors. If Netscape objects to the proposed assignment and, notwithstanding Netscape's objections, N2K proceeds with the Change of Control event, Netscape shall have the right to terminate this Agreement as its sole remedy. Any attempted assignment, delegation or transfer in derogation hereof shall be null and void, and Netscape shall be entitled to terminate this Agreement [****].

      16.4. Notices. All notices required or permitted hereunder shall be given in writing addressed to the respective parties as set forth below and shall either be (i) personally delivered, (ii) transmitted by postage prepaid certified mail, return receipt requested, or (iii) transmitted by internationally-recognized private express courier, and shall be deemed to have been given on the date of receipt if delivered personally, or two (2) days after deposit in mail or express courier. Either party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Subsection. The addresses for the parties are as follows:

      N2K:                                      Netscape:
      N2K Inc.                                  Netscape Communications
      55 Broad Street, 26th Floor                 Corporation
      New York, New York 10004                  501 East Middlefield Road
                                                Mountain View, CA 94043

      Fax:  (212) 742-1755                      Fax: (415) 528-4123

      Attn: J.J. Rosen, Sr. Vice President      Attn: General Counsel

      With a copy to:

      Arthur S. Weiner, Esq.
      250 West 57th Street, Suite 1508
      New York, New York  10019
      Fax:  (212) 873-7281



      16.5. Confidentiality. All disclosures of proprietary and/or confidential information in connection with this Agreement as well as the contents of this Agreement, the financial arrangements described in this Agreement, the Content Providers, advertising sales, end user information and research related to the Service shall be governed by the terms of the Mutual Non-Disclosure Agreement attached hereto as Exhibit E. The information contained in the reports provided by each party hereunder shall be deemed the Confidential Information of the disclosing party. Notwithstanding the foregoing, Netscape may, in its sole discretion, make publicly available the auditing of traffic results and indicate that N2K is the source of the information.

      16.6. Force Majeure. Neither party will be responsible for any failure to perform its obligations under this Agreement due to causes beyond its reasonable control, including but not limited to, acts of nature, war, riot, embargoes, acts of civil or military authorities, fire, floods or accidents.

      16.7. Waiver. The waiver, express or implied, by either party of any breach of this Agreement by the other party will not waive any subsequent breach by such party of the same or a different kind.

      16.8. Headings. The headings to the Sections and Subsections of this Agreement are included merely for convenience of reference and shall not affect the meaning of the language included therein.

      16.9. Independent Contractors. The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors. Nothing contained in this Agreement shall be interpreted as constituting either party the joint venturer, employee or partner of the other party or as conferring upon either party the power of authority to bind the other party in any transaction with third parties. All sales and other agreements between N2K and its customers are N2K's exclusive responsibility and shall have no effect on Netscape's obligations under this Agreement.

      16.10. Severability. In the event any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be unenforceable, such provision shall be reformed only to the extent necessary to make it enforceable, and the other provisions of this Agreement will remain in full force and effect.

      16.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the parties shall deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.

N2K:                                  NETSCAPE:

N2K INC.                              NETSCAPE COMMUNICATIONS CORPORATION

By: /s/ Jonathan V. Diamond           By: /s/ Michael Horner
    --------------------------            -----------------------------------

Print Name: Jonathan V. Diamond       Print Name: Michael Horner
            -------------------                   ---------------------------

Title: Vice Chairman                  Title: Executive Vice President of Sales
       ------------------------              and Marketing
                                             ---------------------------------
Date: 9/27/97                         Date: 9/27/97
      -------------------------             ----------------------------------

Address:                              Netscape Address:
55 Broad Street                       501 East Middlefield Road
New York, New York 10004, 26th Floor  Mountain View, California  94043
Attention:  J.J. Rosen, Sr. Vice      Attention:  General Counsel
President
Facsimile:  (212) 742-1755            Facsimile:  (415) 528-4123


Attached Exhibits:

   Exhibit A:  Additional Definitions

   Exhibit B:  Payment, Payment Schedule and Revenue Sharing

   Exhibit C:  Service

   Exhibit D:  Netscape's Promotional Services

   Exhibit E:  Mutual Non-Disclosure Agreement

   Exhibit F:  End User Registration

   Exhibit G:  Content Provider Criteria

                                    EXHIBIT A

                             ADDITIONAL DEFINITIONS



            N2K Brand Service: N2K's online service for the sale of pre-recorded music and offering music-related content aggregation as such service is presently located at http://www.musicblvd.com.

            Target Market: [****]

            Term: Shall be the period of time beginning on the Effective Date and ending two (2) years after the Launch Date.

            Local Language: U.S. English

            Territory: U.S.

                                    EXHIBIT B

                          PAYMENT, PAYMENT SCHEDULE AND
                                 REVENUE SHARING


Payment: N2K shall pay Netscape the following amounts as the Payment. All Payment amounts shall be received by Netscape no later than the date payment is due as set forth below:

1.    Payment Amounts.

     AMOUNT                    DATE PAYMENT DUE
     $1,000,000                Twelve months after the Launch Date
     $1,000,000                Eighteen months after the Launch Date

2.    Revenue Sharing.

      (a) Gross Revenue. For the purposes of this Exhibit B, "Gross Revenue" shall mean all revenue relating to the Service, including but not limited to, revenue from the [****] revenue from advertising on the Service as well as advertising on the Service Front Page, subscriptions to content through the Service, pay-per-view access to content through the Service, and sponsorships on the Service.

      (b) Net Revenues. For the purposes of this Exhibit B, "Net Revenues" shall mean (i) in the case of compact discs and audio music tapes ("Music Products") [****] of the selling price of Music Products sold; (ii) in the case of advertising, Gross Revenues from advertising less ad representative fees and other costs of selling advertising on the Service (provided that such fees and costs are actual and do not exceed [****] of such advertising sales revenue in any period), in each case to the extent that such item is actually included in Gross Revenue and is actually to be paid by N2K, without reimbursement, to a third party that is not an affiliate of N2K. In no case shall "Net Revenues" be less than zero. Netscape will provide N2K with a monthly statement of all advertising revenue booked by Netscape with respect to the Service Front Page and indicating the applicable share of such advertising revenues to be factored into the calculation of Net Revenues, as defined herein. N2K shall be entitled to reduce any amounts payable by N2K to Netscape hereunder by such advertising net revenue amounts allocable to N2K from Netscape. If revenue-generating products or services other than [****] and advertising are undertaken by the parties pursuant to this Agreement, the parties shall mutually agree on a Net Revenue calculation which shall apply to such product or service and which shall be included in the calculation of Net Revenues.

      (c) Percentage Splits: Every [****] after the Launch Date, N2K and Netscape shall calculate the Net Revenues generated by the Service, and N2K and Netscape shall share Net Revenues generated by the Service in the following manner:

          If the cumulative Net Revenues beginning on the Launch Date are less than [****], N2K shall pay Netscape [****] of the cumulative Net Revenues;

          If the cumulative Net Revenues beginning on the Launch Date are less than [****] but greater than [****], N2K shall pay Netscape [****] of the cumulative Net Revenues;

          If the cumulative Net Revenues beginning on the Launch Date are greater than [****], N2K shall pay Netscape [****] of the cumulative Net Revenues

Notwithstanding the foregoing, if N2K offers deeply discounted Music Products such that the Net Revenues generated by the sale of such Music Products is less than [****] of the selling price of the Music Products, such Net Revenues from the sale of deeply discounted Music Products shall not be included in the calculation of Net Revenues to be shared between the parties; provided, however, that the sale of deeply discounted Music Products shall not account for over [****] of the total number of units of Music Products sold in any given six-month period.

      (d) Timing and Report. N2K shall deliver to Netscape a report describing in detail the calculation of Gross Revenues and Net Revenues for each six-month period, and shall pay to Netscape Netscape's portion of such Net Revenues within thirty (30) days following the end of the six-month period.

                                    EXHIBIT C

                                     SERVICE


Description of Service. The primary features and functions of the Service will provide to end users in the Target Market [****] about the music industry. The Service will be modeled after, yet differentiated from, the N2K Brand Service. Notwithstanding the foregoing, N2K shall develop, subject to Netscape's approval, the concept, look and feel of the Service to attract and retain members of the Target Market and to be distinct from N2K Brand Service. Initially, access to and use of the information provided on the Service will be provided free of charge to end users.

Design of Service Front Page. Netscape shall designate a portion of the Service Front Page to be used for co-branding the Service and a portion to be used for banner advertising. The remainder of the Service Front Page shall be allocated between the parties as follows: (i) at least [****] area ([****] of the [****] above-the-fold "white space" area) shall be dedicated to content or promotional collateral for the Service, which content or collateral shall be placed by N2K, subject to Netscape's prior approval; and (ii) the remainder of such area shall be dedicated to Netscape's individual use for content or promotional collateral for other services and products. The Service Front Page shall have a "netscape.com" domain name, and traffic to the Service Front Page shall be counted as Netscape traffic.

                                    EXHIBIT D

                         NETSCAPE'S PROMOTIONAL SERVICES


NET SEARCH PROGRAM PROMOTION

- Net Search Page. Within the Net Search Page, Netscape shall include a prominently positioned button for search functionality provided by N2K. [****] N2K's button on the Net Search Page shall comply with Netscape's standard technical specifications for buttons on the Net Search Page. Netscape reserves the right to redesign and/or reconfigure the Net Search Page and the technical specifications for any buttons therefor, provided, however, that N2K's prominence shall not be materially decreased. [****] N2K shall notify Netscape in writing as to whether N2K wishes to continue N2K's button placement on the Net Search Program page [****]

OTHER IMPRESSION-GENERATING PROMOTIONS

Netscape may offer to N2K other promotional opportunities in addition to the Net Search Program, which promotional opportunities will generate Impressions of N2K Promotional Content and be included in the [****]. Such promotions may include, but are not limited to:

- Net Search Banner Advertising. On the Net Search Page on Netscape's Web Site, N2K Promotional Content may be featured in a banner advertisement position from time to time.

- Netscape Home Page Banner Advertising. On the Home Page on Netscape's Web Site accessible by end users running Netscape Navigator 3.x, N2K Promotional Content may be featured in a banner advertisement position from time to time.

- NetCenter Front Page and Marketplace Front Page Promotions. Netscape may include promotional flash items for the Service on the NetCenter Front Page and the NetCenter Marketplace Front Page from time to time. Such promotions may vary depending on the client software being run by the end user.

-  Other.  The parties may also agree to other promotions for N2K
   Promotional Content within Netscape's Web Site.

                                    EXHIBIT E

                         MUTUAL NON-DISCLOSURE AGREEMENT

                                    EXHIBIT F

                              END USER REGISTRATION



1. Registration Process. [****] Initially, the Service will use N2K Brand Service's registration back-end database in conjunction with a co-branded front-end form of registration presented to end users. At the time the end user is asked to register, the end user will be notified as to what personal data is required for them to provide, how the personal data will be used and who will have access to the data. [****] The parties hereto acknowledge that it is their intent to integrate the Service's user registration processes with Netscape's "Universal Registration" system when such system becomes available. At such time as each registration process is transferred to Netscape, Netscape shall use reasonable commercial efforts to collect the same data from the Service registration process as was collected by N2K. At such time as Netscape's "Universal Registration" system is deployed, Netscape will provide to N2K information about users registering for the Service by means of the "Universal Registration" system in a format and timeframe to be mutually agreed upon by Netscape and N2K.

2. Unsubscribe. If at any time an end user elects to "unsubscribe" from NetCenter, as Netscape shall notify to N2K from time to time, N2K shall no longer communicate with such end user and shall remove any information about such end user from N2K's databases.

3. Additional User Information. If N2K collects [****] accessing the Service, in addition to information supplied by users during the registration process, [****] in a format and timeframe as the parties shall mutually agree. [****] such additional information received from N2K [****] and related to an end user's [****] for any targeted solicitation for a product or service which is competitive with N2K's products and services.

4. Personal Data Confidential; Ownership. N2K may use information collected about end users from whatever means ("End User Information") only for internal marketing purposes, and N2K shall not resell or disclose such End User Information to any third party; provided, however, that N2K may sell or disclose such End User Information to third parties upon prior notice to and consent from such end users. If Netscape determines that N2K is not complying with the terms of use of personal data published on Netscape's Web Site at http://home.netscape.com/netcenter/index.html, or such other URL as Netscape may determine from time to time, Netscape may terminate this Agreement upon notice to N2K if N2K has not cured its performance within five (5) days of written notice from Netscape. End User Information shall be the jointly owned

Confidential Information of both parties; provided, however that information collected about end users may be aggregated and such aggregated information shall not be deemed confidential End User Information.

                                    EXHIBIT G

                            CONTENT PROVIDER CRITERIA

To promote the strategic positioning of the Content Providers within the Service and demonstrate support for Netscape, its services and products, N2K shall use reasonable commercial efforts to encourage the Content Providers participating in the Service to comply with the following conditions:

[****]Software. N2K shall use [****] Content Providers to [****] current version of Netscape [****] product (currently comprised of Netscape [****] to maintain Content Providers' web sites).

[****] for Netscape Technology. [****] HTML, Frames, layers, absolute positioning, Java, JavaScript or the then current client software technology (or subsequent features displayable by an end user's browser) within the beta testing period of the client software.

Relative Prominence. In the Service, Content Providers will accord Netscape's products and services a [****] as well as on an [****] basis at least as [****] as the positioning accorded any third party Internet client or server software, online service provider or [****] delivery system.

Netscape Now Program Compliance. Content Providers shall display the "Netscape Now" button [****] of Content Providers [****] on its primary Local Language Web site, on any page [****] of Content Providers' Local Language Web site, and use best efforts to include the following statement (or a statement designated by Netscape and generally used by Netscape as a successor to the following statement or in connection with any successor program to Netscape's Netscape Now program) next to the Netscape Now button: "This site is best viewed with Netscape Communicator. Download Netscape Now!" (or such higher non-beta version as is then available). On any page on which the Netscape Now button, or a successor button, is displayed, the Netscape Now button shall be upper-most, top-most and left-most, and equal to or greater in size and prominence than the virtual button or other graphic for any third party Internet client or server software, online service provider or "push" content delivery system. Content Providers shall comply with the guidelines for the Netscape Now program published on Netscape's Web Site at http://search.netscape.com/comprod/mirror/ netscape_now_guidelines.html, or such other URL as Netscape may specify from time to time.